UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 45-62-62

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 10, 2016, the Superior Court of the State of California, Santa Clara County (the “Court”), preliminarily approved the proposed settlement of the shareholder derivative actions titled Hemmingson, et al. v. Elkins, et al., No. 1-15-CV-278614 (PHK) (Cal. Super. Ct. Santa Clara Cnty.) (the “Hemmingson Action”) and Bushansky v. Norby, et al., No. 1-15-CV-281284 (PHK) (Cal. Super. Ct. Santa Clara Cnty.) (the “Bushansky Action” and together with the Hemmingson Action, the “Derivative Actions”), which named certain current and former officers and directors of MagnaChip Semiconductor Corporation (the “Company”), as well as a stockholder of the Company, as defendants, and named the Company as a nominal defendant. The order granting preliminary approval of the proposed settlement (the “Order”) was filed on the Court’s docket on June 13, 2016. Pursuant to the Order, the Court set a hearing (the “Settlement Hearing”) for October 7, 2016 to determine, among other things, whether the proposed settlement should be finally approved and to consider an award of attorneys’ fees and expenses to the plaintiffs’ counsel. The Court also directed that notice be given to the Company’s stockholders concerning the proposed settlement and their right to be heard in connection with the Settlement Hearing.

Pursuant to the Order, additional information concerning the Derivative Actions, the proposed settlement, the Settlement Hearing and the requirements for objections to the proposed settlement can be found in the Notice of Hearing and Proposed Derivative Settlement and Stipulation of Settlement, filed herewith as Exhibits 99.1 and 99.2, respectively. In addition, the Company issued the press release filed herewith as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice of Hearing and Proposed Derivative Settlement

99.2	Stipulation of Settlement

99.3	Press release, dated June 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: June 15, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Notice of Hearing and Proposed Derivative Settlement

99.2	Stipulation of Settlement

99.3	Press release, dated June 15, 2016.